UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2005

Commission File Number    333-89208

2-TRACK GLOBAL, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA	41-2036671
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

35 Argo House Kilburn Park Road London, UK	NW6 5LF
(Address of Principal Executive Offices)	(Zip Code)

Issuer's telephone number:	011-44-20-7644-0472 (Registrant's telephone number, including area code)

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ITEM: 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

From time to time during the 3rd and 4th quarter of 2005, the Company sold 877,854 shares of restricted stocks for an aggregate purchase price of approximately $202,000. The share prices received from various parties ranged from $.20 to $.48 per share with the sums received varying in part as the common stock market price of free trading shares fluctuated in the market. The Company received funds net of all transaction costs. The Company negotiated the purchase price with all of those investors, based upon the market price of the securities at the time of the negotiation and with an appropriate discount for the restrictions on resale. Its restricted stocks were issued to sophisticated, accredited foreign investors or foreign corporations in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended. Each had access to financial information available in public markets and was given the opportunity to review the Company's books, records and other information that they requested. The Company will use a substantial portion of the funds for operational purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

2-Track Global, Inc.
(Registant)

/s/Mike Jung                  Chief Executive Officer and Chief Financial Officer
Mike Jung                       April 3, 2006

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